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                                                                    Exhibit 16.1

November 10, 1997

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments under the heading "Change in Independent Accountants - Previous Independent Accountants" in Form S-4 of Cambridge Industries, Inc. and CE Automotive Trim Systems, Inc. dated November 10, 1997.

Yours truly,

Deloitte & Touche LLP
Detroit, Michigan